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Exhibit 16.1

May 9, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

        We have read the statements made by ACA Capital Holdings, Inc. (copy attached as Annex A), included in the section "Change in Independent Registered Public Accounting Firm" included in the Registration Statement of ACA Capital Holdings, Inc., on Form S-1 to be filed with the Securities and Exchange Commission on or about May 9, 2006. We agree with the statements concerning our Firm in that section of such Form S-1.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

Annex A

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        On August 27, 2004, PricewaterhouseCoopers LLP, or PwC, issued their report dated August 20, 2004 on our financial statements for the year ended December 31, 2003 and resigned as our independent registered public accounting firm. On September 29, 2004, our Board of Directors appointed Deloitte & Touche LLP as our independent registered public accounting firm.

        During the year ended December 31, 2003 and through August 27, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PwC's satisfaction, would have caused them to make reference thereto in their report on the financial statements for such years.

        During the year ended December 31, 2003 and through August 27, 2004, there were no reportable events pursuant to Item 304(a)(1)(v) of Regulation S-K.

        The report of PwC on the financial statements for the year ended December 31, 2003 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

        We did not consult with Deloitte & Touche LLP on any accounting or financial reporting matters in the periods prior to their appointment.

        We requested PricewaterhouseCoopers LLP to furnish a letter addressed to the Securities and Exchange Commission, stating whether it agrees with these statements and, if not, stating the respects in which it does not agree. A copy of this letter, dated as of May 9, 2006, is filed as Exhibit 16.1 to the Form S-1 registration statement of which this prospectus forms a part.

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CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM